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                                                            [CONFORMED COPY]


                         CONSENT, WAIVER AND AMENDMENT

          CONSENT, WAIVER AND AMENDMENT dated as of July 31, 1995, among: TERRA CAPITAL, INC., a Delaware corporation (the "Company"); TERRA NITROGEN, LIMITED PARTNERSHIP, a Delaware limited partnership ("TNLP" and, together with the Company, the "Borrowers); each of the entities listed on the signature pages hereof under the caption "GUARANTORS" (each such entity, and each of the Borrowers, an "Obligor" and, collectively, the "Obligors"); each of the lenders (the "Lenders") and issuing banks (the "Issuing Banks") listed on the signature pages hereof; and CITIBANK, N.A., as agent for the Lenders and Issuing Banks under the Credit Agreement referred to below (in such capacity, the "Agent").

          The Obligors, the Lenders, the Issuing Banks and the Agent are parties to an Amended and Restated Credit Agreement dated as of May 12, 1995 (as from time to time amended, the "Credit Agreement"). Terra Industries Inc. ("Terra") has requested that the Lenders and Issuing Banks consent to the transactions described in Section 2 hereof in connection with the repair of Terra International, Inc.'s Port Neal, Iowa, facility, and has requested that the Credit Agreement be amended as provided in Section 4 hereof. The Lenders and Issuing Banks are willing to so consent and are willing to so amend the Credit Agreement, all on the terms and conditions set forth herein. Accordingly, the parties hereto hereby agree as follows:

          Section 1. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined. In addition, as used herein "Port Neal Land" means the land underlying the Port Neal Facility and "Port Neal Plant" means the Port Neal Facility (other than the Port Neal
Land).

          Section 2. Description of Proposed Transaction. Terra has requested that the Lenders and the Issuing Banks consent to the following transactions (collectively, the "Proposed Transaction"):

          A. Formation and Capitalization of Holdco. A new corporation ("Holdco") will be formed. The initial common stock of Holdco (the "Initial Holdco Common") will be issued to a temporary holder ("Temporary Holder") for nominal consideration; preferred stock of Holdco (the "Holdco Preferred") will be issued to one or more investors (collectively, the "Investor") for net proceeds to Holdco in an amount to be determined (currently estimated to be approximately $25,000,000).

     The Holdco Preferred will represent at all times at least 20% of voting control of Holdco. The certificate of designation relating to the Holdco Preferred will permit the Investor at all times to elect at least one member of Holdco's Board of Directors.

     Terra contemplates that, in addition to the Proposed Transaction, Holdco may from time to time purchase Senior Preference Units as part of the SPU Redemption or make loans to Terra or one or more Subsidiaries of Terra for such purpose.

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          B. Acquisition of Holdco by TI. TI will acquire the Initial Holdco
     Common from the Temporary Holder for nominal consideration. Concurrently therewith, Holdco will issue additional common stock (such additional common stock, together with the Initial Holdco Common, the "Holdco Common") to TI for consideration consisting of the Port Neal Plant and cash in an amount to be determined (currently estimated to be approximately $9,000,000).

          C. Formation and Capitalization of PNC. Holdco will form a new corporation ("PNC") that will be a direct wholly owned subsidiary of Holdco. Holdco will capitalize PNC by contributing the Port Neal Plant and cash in an amount to be determined (currently estimated to be approximately $35,000,000) to PNC.

          D. Contribution Agreement, Etc. The Company and TI will agree, on a joint and several basis, to contribute to Holdco from time to time such additional amounts of capital as Holdco and PNC may need to complete the repair of the Port Neal Plant in a manner reasonably satisfactory to the Investor (such agreement, the "Contribution Agreement"). Terra, the Company and TI may also indemnify the Investor, Holdco and PNC for environmental liabilities that may arise relating to the Port Neal Facility and for securities law liabilities that may arise relating to the SPU Redemption.

          E. Leases. TI will lease the Port Neal Land to PNC (the "Ground Lease") under a long-term lease. PNC will lease the Port Neal Plant to TI under an operating lease having a term not in excess of 36 months. The Company may Guarantee the obligations of TI under operating lease of the Port Neal Plant.

          F. Intercompany Loans, Etc. TI may from time to time loan funds to the Company to enable the Company to fund its obligations under the Contribution Agreement. Holdco and PNC may also make loans from time to time to Subsidiaries of Terra.

          G. Holdco Note; Set-Off Right. The Company will make loans to Holdco in an aggregate principal amount to be determined (currently estimated to be approximately $50,000,000). The obligations of Holdco in respect of such loans will be evidenced by a note (the "Holdco Note") in favor of the Company. Holdco will contribute the proceeds of borrowings under the Holdco Note to PNC. TI, the Company and Holdco will agree that amounts owing by TI and the Company to Holdco under the Contribution Agreement may be offset against amounts owing to the Company by Holdco under the Holdco Note.

          H. Repair. PNC will repair the Port Neal Facility.

          I. Transfer of PNC to TI. Upon completion of the repair of the Port Neal Facility, TI may exercise its option to purchase from Holdco all of the issued and outstanding capital stock of PNC for a purchase price to be equal to the fair market value of PNC. Such purchase price would be payable by TI in a combination of cash and notes to be issued to Holdco. The purchase price may be funded in part by insurance proceeds received by TI from the December 13, 1994 Casualty Event at the Port Neal Facility.

          J. Redemption of Holdco Preferred. Following TI's acquisition of the capital stock of PNC from Holdco, Holdco may redeem the Holdco Preferred.

          K. Certain Limitations. Holdco at all times prior to the transfer of PNC contemplated in paragraph (I) above will own, beneficially and of record, all of the issued and outstanding capital stock (other than directors' qualifying shares) of PNC, and will own no other property (other than (x) cash and other property incidental to its business as a holding company, (y) the property described in the Proposed Transaction as being held by Holdco and (z) any Senior Preference Units acquired by Holdco as part of the SPU Redemption and any loans made to Terra and its Subsidiaries). PNC will at all times own no property other than the Port Neal Plant, the Ground Lease and the other property described in the Proposed Transaction as being held by PNC and other property used in the repair and operation of the Port Neal Plant.

          Section 3. Consent and Waiver. Subject to the satisfaction of the conditions precedent set forth in Section 5(2) hereof, but effective as of the date hereof:

          (a) each of the Lenders and Issuing Banks hereby consents to the Proposed Transaction for all purposes of the Credit Agreement and the other Loan Documents, and agrees that the same may be implemented (and in such connection consents to the execution, delivery and performance of all documents, instruments and other undertakings necessary to give effect to the proposed transaction);

          (b) each of the Lenders and Issuing Banks hereby waives all prepayments under Sections 2.05(b)(ii), (iii) and (iv) of the Credit Agreement that would otherwise be required as a result of the occurrence of Dispositions and Equity Issuances, or the use of proceeds of insurance received in connection with Casualty Events, as part of the Proposed Transaction; and

          (c) each of the Lenders and Issuing Banks hereby waives any Default or Event of Default that would otherwise occur solely as a result of the consummation of the Proposed Transaction.

          Section 4. Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent specified in Section 5(1) hereof, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

          A. General. References in the Credit Agreement and the other Loan Documents (including references to the Credit Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby.

          B.  Definitions.

          (1) Section 1.01 of the Credit Agreement shall be amended by deleting clause (viii) of the definition of "Excess Cash Flow" therein and substituting the following therefor:

          "(viii) the aggregate amount of all optional prepayments of Term Advances made pursuant to Section 2.05(a) during such fiscal year (other than Early Excess Cash Flow Prepayments), provided, that, unless the Required Lenders otherwise agree, each such optional prepayment is applied to the Advances in the manner specified in Section 2.05(c), plus"

          (2) Section 1.01 of the Credit Agreement shall be further amended by adding the following new definition:

          "Early Excess Cash Flow Prepayment" means an optional prepayment of Term Advances made pursuant to Section 2.05(a) that is (unless the Required Lenders otherwise agree) applied to the Advances in the manner specified in
     Section 2.05(c), other than any such prepayment made with proceeds of a Disposition, Equity Issuance, Casualty Event or incurrence of Debt.

          C. Excess Cash Flow Prepayment. Section 2.05(b)(i) of the Credit Agreement shall be amended to read in its entirety as follows:

          "(i) Excess Cash Flow. Not later than the date 90 days after the end of each fiscal year of the Company commencing with the fiscal year ending December 31, 1995, the Company shall prepay the Advances in an aggregate amount equal to (x) 75% of Excess Cash Flow for such fiscal year minus (y) the aggregate amount of Early Excess Cash Flow Prepayments made during such fiscal year and minus (z) in the case of the prepayment made with respect to Excess Cash Flow for the fiscal year ending December 31, 1995, the Excess SPU Amount (as defined below), if any; provided, that once an aggregate amount of $20,000,000 or more has been prepaid pursuant to this clause (i), the figure 75% set forth above shall automatically be deemed to be reduced to 50%. For purposes of this clause (i), "Excess SPU Amount" means the excess, if any, of the aggregate consideration paid by Terra and its Subsidiaries to purchase, redeem or otherwise acquire Senior Preference Units pursuant to the SPU Redemption over the aggregate amount of Debt (other than Terra Working Capital Advances) incurred by Terra and its Subsidiaries to finance such purchase, redemption or other acquisition."

          D. 1995 Terra Debt Prepayment. Section 2.05(b)(v) of the Credit Agreement shall be amended to read in its entirety as follows:

          "(v) Non-Redemption of Senior Preference Units, Etc. On or prior to December 31, 1995, the Company shall prepay the Advances in an aggregate amount equal to the excess, if any, of (x) 100% of the net proceeds received by Terra and its Subsidiaries from the issuance of the 1995 Terra Debt to the extent such proceeds (or proceeds of Terra Working Capital Advances, if such use is permitted pursuant to Section 2.01(c)(iv)) have not theretofore been applied to the redemption of Senior Preference Units pursuant to the SPU Redemption over (y) the aggregate amount of Bridge Indebtedness contractually required to be repaid by the Company in connection with such issuance."


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          Section 5. Conditions Precedent.

          (1) Amendment Conditions. As provided in Section 4 hereof, the amendments to the Credit Agreement set forth in said Section 4 shall become effective, as of the date hereof, upon the satisfaction of the condition precedent that the Agent shall have received the following (each in form and substance satisfactory to it):

          A. Execution and Delivery, Etc. This Consent, Waiver and Amendment, duly executed by each of the Obligors, each of the Lenders, each of the Issuing Banks and the Agent.

          B. Other Documents. Such other documents as the Agent or any Lender or special New York counsel to the Agent may reasonably request.

          (2) Additional Consent and Waiver Conditions. As provided in Section 3 hereof, the consent and waiver set forth in said Section 3 shall become effective, as of the date hereof, upon the satisfaction of the condition precedent that the Agent shall have received all of the documents referred to in paragraph (1) above and also shall have received the following (each in form and substance satisfactory to it):

          A. Transaction Documents. Certified copies of the Holdco Note, the Contribution Agreement, the charter documents of Holdco and PNC, the preferred stock purchase and sale agreement and each other document, instrument and undertaking executed and delivered in connection with the Proposed Transaction.

          B. Final Transaction Amounts. A certificate from the Company setting forth the amount of net proceeds to be received by Holdco under Paragraph 2(A) above, the cash consideration to be received by Holdco under Paragraph 2(B) above, the cash to be contributed by Holdco to PNC under Paragraph 2(C) above and an updated management estimate of the amount of loans anticipated to be made by the Company to Holdco under Paragraph 2(G) above.

          Section 6. Miscellaneous. Except as herein provided, the Credit Agreement and each of the other Loan Documents shall remain unchanged and in full force and effect. This Consent, Waiver and Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Consent, Waiver and Amendment by signing any such counterpart. This Consent, Waiver and Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

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     IN WITNESS WHEREOF, the parties hereto have caused this Consent, Waiver and
Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                           THE BORROWERS
                           -------------

                           TERRA CAPITAL, INC.

                           By /s/ FG Meyer
                             ------------------------
                             Title:  Vice President

                           TERRA NITROGEN, LIMITED PARTNERSHIP

                           By Terra Nitrogen Corporation, its General Partner


                             By /s/ VM Klopfenstein
                                ------------------------
                                Title:  Vice President


                           GUARANTORS
                           ----------

                           TERRA INDUSTRIES INC.

                           By /s/ FG Meyer
                             ------------------------
                             Title:  Vice President

                           TERRA NITROGEN CORPORATION

                           By /s/ VM Klopfenstein
                              ------------------------
                              Title:  Vice President

                           BEAUMONT METHANOL, LIMITED PARTNERSHIP

                           By Terra Methanol Corporation, its General Partner

                             By /s/ George H. Valentine
                                ------------------------
                                Title:  Vice President

                           TERRA METHANOL CORPORATION

                           By /s/ George H. Valentine
                              ------------------------
                              Title:  Vice President

                           BMC HOLDINGS, INC.

                           By /s/ George H. Valentine
                              ------------------------
                              Title:  Vice President

                           TERRA CAPITAL HOLDINGS, INC.

                           By /s/ George H. Valentine
                              ------------------------
                              Title:  Vice President

                           THE AGENT
                           ---------

                           CITIBANK, N.A.

                           By /s/ James M. Simpson
                              ------------------------
                              Title:  Attorney-in-Fact

                           CO-ARRANGER
                           -----------

                           CHEMICAL BANK


                           By /s/ James H. Ramage
                              ------------------------
                              Title:  Vice President

                           THE ISSUING BANKS
                           -----------------

                           CITIBANK, N.A.

                           By /s/ James M. Simpson
                              ------------------------
                              Title:  Attorney-in-Fact

                           THE LENDERS
                           -----------

                           CITIBANK, N.A.

                           By /s/ James M. Simpson
                              ------------------------
                              Title:  Attorney-in-Fact

                           CHEMICAL BANK

                           By /s/ James H. Ramage
                              ------------------------
                              Title:  Vice President

                           ARAB BANKING CORPORATION

                           By /s/ Grant E. McDonald
                              ------------------------
                              Title:  Vice President

                           BANK OF AMERICA ILLINOIS

                           By /s/ M. H. Claggett
                              ---------------------------------
                              Title:  Vice President

                           THE BANK OF NOVA SCOTIA

                           By /s/ F.C.H. Ashby
                              ------------------------
                              Title:  Senior Manager Loan
                                             Operations

                           CAISSE NATIONAL DE CREDIT AGRICOLE

                           By /s/ Dean Balice
                              ------------------------
                              Title:  Senior Vice President
                                             Branch Manager

                           COOPERATIEVE CENTRALE RAIFFEISEN-
                            BOERENLEENBANK, B.A.,
                            "RABOBANK NEDERLAND", NEW YORK BRANCH

                           By /s/ Lawrence W. Sidwell
                              ------------------------
                              Title:  Vice President

                           By /s/ W. Jeffrey Vollack
                              ------------------------
                              Title:  Vice President, Manager

                           CREDIT LYONNAIS CHICAGO BRANCH

                           By /s/ Sandra E. Horwitz
                              ------------------------
                              Title:  Vice President

                           CREDIT LYONNAIS CAYMAN ISLAND BRANCH

                           By /s/ Sandra E. Horwitz
                              ------------------------
                              Title:  Vice President

                           DRESDNER BANK AG, CHICAGO AND GRAND CAYMAN BRANCHES

                           By /s/ John Schaus
                              ------------------------
                              Title:  FVP

                           By /s/ Graham Lewis
                              ------------------------
                              Title:  AVP

                           FIRST BANK NATIONAL ASSOCIATION


                           By /s/ Jeffrey R. Torrison
                              ------------------------
                              Title:  Vice President

                           THE FUJI BANK, LIMITED

                           By /s/ Peter L. Chinnici
                              ------------------------
                              Title:  Joint General Manager

                           MELLON BANK, N.A.

                           By /s/ George B. Davis
                              ------------------------
                              Title:  Vice President

                           MERRILL LYNCH PRIME RATE PORTFOLIO

                           By: Merrill Lynch Asset Management, L.P., as investment advisor

                           By /s/ John W. Fraser
                              ------------------------
                              Title:  Authorized Signatory

                           MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.

                           By /s/ John W. Fraser
                              ------------------------
                              Title:  Authorized Signatory

                           NATIONSBANK OF TEXAS, N.A.

                           By /s/ Perry B. Stephenson
                              ------------------------
                              Title:  Senior Vice President

                           PROTECTIVE LIFE INSURANCE COMPANY

                           By /s/ Mark K. Okada
                              ------------------------
                              Title:  Principal

                           RESTRUCTURED OBLIGATIONS BACKED BY
                            SENIOR ASSETS B.V.

                           By Chancellor Senior Secured Management, Inc.,
                              its Portfolio Advisor

                              By /s/ Gregory L. Smith
                                 ------------------------
                                 Title:  Vice President

                           STICHTING RESTRUCTURED OBLIGATIONS
                            BACKED BY SENIOR ASSETS 2 (ROSA2)

                           By Chancellor Senior Secured Management, Inc.,
                              its Portfolio Advisor

                              By /s/ Gregory L. Smith
                                 ------------------------
                                 Title:  Vice President

                           UNION BANK OF SWITZERLAND, CHICAGO BRANCH

                           By /s/ Walter R. Wolff
                              ------------------------
                              Title:  Managing Director

                           By /s/ Denis J. Campbell IV
                              ---------------------------------
                              Title:  Vice President